SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) August 12, 1997

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


          Pennsylvania                0-10822               25-1229323
(State of other jurisdiction  (Commission File Number)    (IRS Employer
       of incorporation)                               Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania   15701
        (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (412) 349-1811


_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On August 12, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that it is preparing to submit a 510(k) Notification to the Food and Drug Administration for marketing approval for its Diasensor 1000 noninvasive glucose sensor for diabetics.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by /s/  Fred E. Cooper
                                           Fred E. Cooper, CEO

DATED:  August 12, 1997


                         BICO
                         BIOCONTROL TECHNOLOGY, INC
                         2275 Swallow Hill Road, Building 2500
                         Pittsburgh, PA  15220
Press Release
Release:  Immediate

For More Information, Call:
Investors                                     Media
Diane McQuaide
Susan Taylor
1.412.429.0673
1.412.279.9455 phone
1.412.279.9690  fax
1.412.279.9447 fax

               BIOCONTROL PREPARING FDA SUBMISSION

     Pittsburgh, PA - August 12, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that it is preparing to submit a 510(k) Notification to the Food and Drug Administration for marketing approval for its Diasensor 1000 noninvasive glucose sensor for diabetics.
     "Although there can be no guarantees, we hope to submit the 510(k) in the very near future," said Fred E. Cooper, chief executive officer. "In addition, we expect to soon commence marketing the Diasensor 1000 in the Far East. We are reviewing which city to open up first and once that is decided, we will start taking orders."
     Using near-infrared technology, the Diasensor 1000 measures glucose levels in blood without the need to finger prick.
       Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.